As filed with the Securities and Exchange Commission on January 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	5411	47-1874201
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5650 Hollis Street

Emeryville, California 94608

(510) 845-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pamela B. Burke

Chief Administrative Officer, General Counsel and Secretary

Grocery Outlet Holding Corp.

5650 Hollis Street

Emeryville, California 94608

(510) 845-1999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William B. Brentani Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 Tel: (650) 251-5000 Fax: (650) 251-5002	Emily Roberts Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Tel: (650) 752-2000 Fax: (650) 752-3622

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-236095

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.001 par value per share	2,300,000	$33.00	$75,900,000.00	$9,851.82

(1)

Represents only the additional number of shares of the registrant’s common stock being registered, and includes 300,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-236095).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $551,264,000 on the Registration Statement on Form S-1, as amended (File No. 333-236095), which was declared effective by the Securities and Exchange Commission on January 29, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $75,900,000.00 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Grocery Outlet Holding Corp., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-236095) (the “Prior Registration Statement”), which was declared effective by the Commission on January 29, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 2,300,000 shares the number of shares of common stock offered by certain of the selling stockholders reflected in the Prior Registration Statement, 300,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1†	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-236095) filed with the Commission on January 27, 2020)

23.1	Consent of Deloitte & Touche LLP

23.2†	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

24.1†	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-236095) filed with the Commission on January 27, 2020 and incorporated herein by reference)

†	Previously filed.

Signatures

Pursuant to the requirements of the Securities Act, we have duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on January 29, 2020.

Grocery Outlet Holding Corp.

By:	/s/ Eric J. Lindberg, Jr.
	Name:	Eric. J. Lindberg, Jr.
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 29, 2020.

Signature	Title

/s/ Eric J. Lindberg, Jr. Eric J. Lindberg, Jr.	Chief Executive Officer and Director (Principal Executive Officer)

* Charles C. Bracher	Chief Financial Officer and Treasurer (Principal Financial Officer)

* Lindsay E. Gray	Vice President Corporate Controller (Principal Accounting Officer)

* Erik D. Ragatz	Director, Chairman of the Board

* Kenneth W. Alterman	Director

* John E. Bachman	Director

* Matthew B. Eisen	Director

* Mary Kay Haben	Director

* Thomas F. Herman	Director

* S. MacGregor Read, Jr.	Director

* Norman S. Matthews	Director

* Sameer Narang	Director

* Jeffrey York	Director

*By:	/s/ Eric J. Lindberg, Jr.
	Name:	Eric J. Lindberg, Jr.
	Title:	Attorney-in-Fact